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                                                                   Exhibit 10.33

Christine Todd Whitman              State of New Jersey     Robert C. Shinn, Jr.
Governor                   Department of Environmental Protection   Commissioner


June 10, 1997

Mr. R. Alan Karch
Esquire
59 Jefferson Avenue
Westwood, NJ  07675

Re:      Alfin, Inc.
         15 Maple Street
         Lot 3, Block 80
         Norwood Boro, Bergen County
         N971840

Dear Mr. Karch:

This is in response to your application received 06/06/1997, concerning the applicability of the Industrial Site Recovery Act (ISRA) to the sale of the above referenced premises. On the basis of the sworn statements set forth in the affidavit signed by Michael D. Ficke, the Department finds that this transaction is not subject to the provisions of ISRA.

This decision is made in light of the absence of an industrial establishment as defined within the Standard Industrial Classification numbers covered by the Act. Any inaccuracies in the affidavit or subsequent changes in the facts as stated therein could alter the Department's determination.

The inapplicability of the Industrial Site Recovery Act (ISRA) to this transaction does not relieve the above referenced of any responsibilities under any other environmental statutes, regulations or permits. In addition, this determination of ISRA nonapplicability does not constitute any finding by the New Jersey Department of Environmental Protection as to the current site condition or existence or nonexistence of any hazards to the environment at this location.

Should you have any further questions regarding this matter, please contact Maurice Migliarino at (609) 777-0899.

Sincerely,

S/James J. Bono


James J. Bono, Supervisor
Applicability Unit

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                                                                   Exhibit 10.33



                                   RESOLUTION


         I, Michael Ficke, Assistant Secretary of Alfin, Inc., a New York corporation, do hereby certify that at a meeting of the Board of Directors of said corporation which was held on April 7, 1997, at which a quorum was present and acting throughout, the following resolution was unanimously adopted and is now in full force and effect:

         RESOLVED, that the President, Chief Financial Officer, Secretary and other corporate officers be and they are hereby authorized and directed to execute any and all documents necessary to effect the transfer of 15 Maple Street, Norwood, New Jersey, to Hermann Galow, and further to undertake any and all further acts necessary in their judgment to conclude said transaction. By way of illustration, but without limitation, they are authorized to execute documents, make adjustments, disburse and receive funds on behalf of the corporation, and bind the corporation to any undertakings which, in their opinion, are necessary and proper.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of the said corporation this 13th day of June, 1997.


                                           S/Michael D. Ficke
                                           ------------------
                                           Michael D. Ficke, Assistant Secretary
                                           Alfin, Inc.

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                                                                   Exhibit 10.33
                               AFFIDAVIT OF TITLE

STATE OF NEW JERSEY
COUNTY OF Bergen                                     SS.:

  Elisabeth Fayer   and              Michael Ficke              say under oath:

         1. OFFICERS. We are officers of Alfin, Inc.

a corporation of the State of New York. The Corporation will be called the "corporation" and sometimes simply "it" or "its". The President of the corporation is Elisabeth Fayer and resides at The Assistant Secretary is Michael Ficke and resides at

We are fully familiar with the business of the corporation. We are citizens of the United States and at least 18 years old.

         2. REPRESENTATIONS. The statements contained in this affidavit are true to the best of our knowledge, information and belief.

         3. CORPORATE AUTHORITY. The corporation is the only owner of property located at 15 Maple Street, Norwood, New Jersey called "this property". This property is to be sold by the corporation to Hermann Galow.

This action, and the making of this affidavit of title, have been duly authorized by a proper resolution of the Board of Directors of the corporation. A Copy of this resolution, bearing the seal of the corporation, is attached and made a part of this affidavit. The corporation is legally authorized to transact business in New Jersey. It has paid all state franchise taxes presently due. Its charter, franchise and corporate powers have never been suspended or revoked. It is not restrained from doing business nor has any legal action been taken for that purpose. It has never changed its name or used any other name.

         4. APPROVAL BY SHAREHOLDERS. (check one only)

         x        Shareholder approval is not required.

        [ ] This is a sale of all or substantially all of the assets of the corporation. The sale is not made in the regular course of the business of the corporation. A copy of the authorization and approval of the shareholders is attached.

         5. OWNERSHIP AND POSSESSION. It has owned this property since July 20, 1983. Since then no one has questioned its right to possession or ownership. The corporation has sole possession of this property. There are no tenants or other occupants of this property. Except for its agreement with the Buyers (if this is a sale) it has not signed any contracts to sell this property. It has not given anyone else any rights concerning the purchase or lease of this property. It has never owned any property which is next to this property.

         6. IMPROVEMENTS. No additions, alterations or improvements are now in progress or have been made to this property since four months past, 19__. It has always obtained all necessary permits and certificates of occupancy. All charges for municipal improvements such as sewers, sidewalks, curbs or similar improvements benefiting this property have been paid in full. No building, addition, extension or alteration on this property has been made or worked on within the past four months. The corporation is not aware that anyone has filed or intends to file a mechanic's lien or building contract relating to this property. No one has notified it that money is due and owing for construction or repair work on this property.

         7. LIENS OR ENCUMBRANCES. It has not allowed any interests (legal rights) to be created which affects its ownership or use of this property. No other persons have legal rights in this property, except the rights of utility companies to use this property along the road or for the purpose of serving this property. The corporation does not have any pending lawsuits or judgments against it or other legal obligations which may be enforced against this property. It does not owe any disability, unemployment, corporate franchise, social security, municipal or alcoholic beverage tax payments. No bankruptcy or insolvency proceedings have been started by or against it, nor has it ever been declared bankrupt. No one has any security interest in any personal property or fixtures on this property. All liens (legal claims, such as judgments) listed on the attached judgment or lien search are not against the corporation, but against others with similar names.

         8. EXCEPTIONS. The following is a complete list of exceptions to any of the above statements. This includes all liens or mortgages which are not being paid as a result of this transaction.

                  NONE

8 (a) Seller states that the attached non-applicability letter from the N.J. D.E.P. dated 6/10/97 was issued on facts which are true to the best of Seller's knowledge.

         9. RELIANCE. The corporation makes this affidavit in order to induce the Buyer(s) or the Lender to accept its deed or mortgage. It is aware that the Buyer(s) or the Lender will rely on the statements made in this affidavit and on its truthfulness.


Signed and sworn to before me on                      S/Elisabeth Fayer
June 13, 1997                                         Elisabeth Fayer

S/R. Alan Karch                                       S/Michael D. Ficke
R. Alan Karch                                         Michael D. Ficke
Attorney at Law N.J.